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                                                          Exhibit 23.1

                 CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (Registration Nos. 2-65157, 2-68408, 33-169, 33-36552,
2-65156, 33-24212, 33-37529, 33-44230, 33-55329, 33-63805, 33-64585,
333-04099, 333-07385 and 333-65227) and on Form S-4 (Registration No.
333-62305) of Medtronic, Inc. of our report dated May 26, 1998, except as to
Note 16 which is as of November 2, 1998 and Note 2 which is as of September 30, 1998, appearing in this Current Report on Form 8-K dated November 30, 1998. We also consent to the incorporation by reference of our report on the Supplemental Financial Statement Schedule, which appears below.



PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
November 30, 1998

                      REPORT OF INDEPENDENT ACCOUNTANTS
                ON SUPPLEMENTAL FINANCIAL STATEMENT SCHEDULE

To the Board of Directors
  of Medtronic, Inc.

Our audits of the supplemental consolidated financial statements referred to in our report dated May 26, 1998, except as to Note 16 which is as of November 2, 1998 and Note 2 which is as of September 30, 1998, appearing in this Current Report on Form 8-K dated November 30, 1998, also included an audit of the Supplemental Financial Statement Schedule listed in Exhibit 99.2 of this Current Report on Form 8-K. In our opinion, this Supplemental Financial Statement Schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related supplemental consolidated financial statements.



PricewaterhouseCoopers LLP

Minneapolis, Minnesota
September 30, 1998